UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2016 (August 31, 2016)

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-36056	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road

Burlington, Massachusetts 01803

(Address of Principal Executive Offices)

(Zip Code)

(781) 565-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b): Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 31, 2016, Nuance Communications, Inc. (the “Company”) entered into a Transition and Severance Agreement (the “Transition Agreement”) with Earl H. Devanny III, President of the Company’s Healthcare Division. Pursuant to the Transition Agreement, Mr. Devanny’s employment with the Company terminated on August 31, 2016 and, consistent with his pre-existing severance agreement, he will receive a lump-sum severance payment in an amount equal to one year’s base salary and will be entitled to reimbursement for medical insurance premiums through December 31, 2017. Also, effective upon execution of the Transition Agreement, the prior employment-related agreements between the Company and Mr. Devanny were terminated effective August 31, 2016. Mr. Devanny will provide advisory services to the Company through December 31, 2016 in consideration for which the Company modified certain previously awarded restricted stock units to provide for a portion of the awards to vest over the advisory period and to payout on various dates ending August 15, 2017. The foregoing description of the Transition Agreement does not purport to be complete and is qualified by reference Transition Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Transition and Severance Agreement between Nuance Communications, Inc. and Earl H. Devanny III dated August 31, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: September 7, 2016	By:	/s/ Kenneth M. Siegel
Kenneth M. Siegel
Executive Vice President and Chief Legal Officer